Exhibit 99.1
CENTERPLATE NAMES EXECUTIVE VICE PRESIDENT — OPERATIONS
AND NEW CHIEF FINANCIAL OFFICER
STAMFORD, CT., October 25, 2006 — Centerplate, Inc. (AMEX:CVP; TSX:CVP.un) today announced that William H. Peterson has been named Executive Vice President — Operations and Kevin F. McNamara its new Executive Vice President and Chief Financial Officer.
Mr. Peterson until now served as Senior Vice President, AEG Sports, a division of Anschutz Entertainment Group where he also served as Managing Director of the Home Depot Center in Carson, California. Prior to that, he was with the National Football League where he served as President of NFL Europe.
Mr. McNamara joins the company from the Procter & Gamble Company where he served as Vice President, Finance — Gillette Global Grooming, a $5 billion business unit. Prior to that, Mr. McNamara served as Assistant Corporate Controller of the Gillette Company and as CFO of Oral B Latin America, Africa, Middle East and Eastern Europe, a division of Gillette.
Janet Steinmayer, Centerplate’s President and CEO said, “This is an exciting time for Centerplate and we are pleased to welcome Bill and Kevin to our team to help position the company for further growth. Bill joins us with a strong sports and entertainment operations background and Kevin has the technical knowledge and success at driving performance management initiatives to excel in this position. These are key roles in our planned management realignment designed to deliver the highest quality service while providing customized solutions for each of the facilities we serve. We will discuss our management realignment in more detail on our third quarter earnings call, which will be announced shortly.”
“We are enthusiastic about Janet’s vision for the company’s growth. Bill and Kevin are important to Centerplate’s strategic plan and to strengthening its overall operations,” remarked David Williams, Centerplate’s Chairman of the Board. He added, “The company will continue to build on its momentum with the realignment of management planned for later this year.”

Mr. McNamara succeeds Kenneth R. Frick, who until today served as the company’s Chief Financial Officer. Ms. Steinmayer and Mr. Williams thanked Mr. Frick for his long service and contribution to the company and wish him every success in his future endeavors.
Mr. Peterson will join Centerplate on November 13, 2006 and Mr. McNamara will be introduced on the company’s third quarter conference call and then officially join the company by November 27, 2006. Hadi K. Monavar, the company’s Senior Vice President — Financial Planning, will serve as interim principal financial officer until Mr. McNamara joins the company, assuring a smooth transition of financial operations.
Forward Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although Centerplate believes that the expectations reflected in these forward-looking statements are reasonable, the company can give no assurance that these expectations will prove to have been correct or that they will occur. Important factors beyond Centerplate’s control, including general economic conditions, consumer spending levels, changing trends in our business and competitive environment, adverse weather conditions and other factors, as well as the risks identified in our most recent annual report on Form 10-K, could cause actual results to differ materially from Centerplate’s expectations. Centerplate undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
For more information contact:
Gael Doar
Director of Communications
203-975-5941
gael.doar@centerplate.com
Centerplate, Inc. is a leading provider of catering, concessions, merchandise and facilities management services for sports facilities, convention centers and other entertainment venues. Visit the company online at www.centerplate.com.